Exhibit 99.2

UNITED STATES OF AMERICA

Before the

SECURITIES AND EXCHANGE COMMISSION

SECURITIES ACT OF 1933

Release No. 11397 / December 15, 2025

SECURITIES EXCHANGE ACT OF 1934

Release No. 104409 / December 15, 2025

ACCOUNTING AND AUDITING ENFORCEMENT

Release No. 4581 / December 15, 2025

ADMINISTRATIVE PROCEEDING

File No. 3-22571

In the Matter of AMMO, INC. N/K/A OUTDOOR HOLDING COMPANY, Respondent.	ORDER INSTITUTING CEASE-AND- DESIST PROCEEDINGS PURSUANT TO SECTION 8A OF THE SECURITIES ACT OF 1933 AND SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934, MAKING FINDINGS, AND IMPOSING A CEASE-AND-DESIST ORDER

I.

The Securities and Exchange Commission (“Commission” or “SEC”) deems it appropriate that cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 8A of the Securities Act of 1933 (“Securities Act”) and Section 21C of the Securities Exchange Act of 1934 (“Exchange Act”) against Ammo, Inc. n/k/a Outdoor Holding Company (“Ammo” or “Respondent”).

II.

In anticipation of the institution of these proceedings, Respondent has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission’s jurisdiction over it and the subject matter of these proceedings, which are admitted, Respondent consents to the entry of this Order Instituting Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933 and Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order (“Order”), as set forth below.

III.

On the basis of this Order and Respondent’s Offer, the Commission finds1 that:

Summary

1. These proceedings arise from Ammo’s accounting and disclosure fraud perpetrated by former senior executives at Ammo during the period August 2020 through July 2023 (the “Relevant Period”).2 Ammo, which continues to operate under a different name, was a publicly traded company that manufactured ammunition and related components during the Relevant Period.

2. Ammo filed annual reports with the Commission on Forms 10-K and one Form 10- K/A during the Relevant Period in which Ammo misleadingly failed to disclose (1) that Christopher D. Larson, a Commission-sanctioned accountant barred from working as an officer or director for public companies, acted as an undisclosed executive officer of Ammo, and (2) two related-party transactions involving Larson. In addition, in these same filings, as well as in accompanying earnings releases filed with the Commission on Forms 8-K, Ammo presented materially misstated financial statements including net income/loss figures by failing to follow Ammo’s disclosed method of calculating stock compensation expense and, in some of these filings, improperly capitalizing certain investor relations costs. Ammo also filed certain quarterly reports with the Commission on Forms 10-Q during the Relevant Period in which Ammo misleadingly failed to disclose related-party transactions involving Larson. On May 20, 2025, Ammo restated its financial statements, which included its fiscal years 2022 and 2023, to correct these accounting errors and to make the required disclosures regarding Larson (the “May 2025 Restatement”).

3. Ammo also filed definitive proxy statements with the Commission during the Relevant Period, in which it likewise failed to disclose Larson as an executive officer or the related- party transactions involving Larson.

4. Further, in the quarter ended September 30, 2020, Ammo reported, for the first time, positive adjusted EBITDA but misleadingly claimed that the positive adjusted EBITDA was the result of activities such as improved manufacturing capacity, while in reality the positive adjusted EBITDA figure was achieved by changing its accounting presentation to add back to earnings a pass-through cost.

5. As a result of the conduct described herein, Ammo violated Sections 17(a)(1) and (3) of the Securities Act and Sections 10(b), 13(a), 13(b)(2)(A), 13(b)(2)(B), and 14(a) of the Exchange Act and Rules 10b-5, 12b-20, 13a-1, 13a-11, 13a-13, 14a-3, and 14a-9 thereunder.

1 The findings herein are made pursuant to Respondent’s Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.

2 During the Relevant Period, Ammo had a fiscal year ending on March 31.

2

Respondent

6. Ammo, Inc. n/k/a Outdoor Holding Company is a Delaware corporation with its principal office in Scottsdale, Arizona. In December 2020, Ammo completed its initial public offering and began trading on the Nasdaq Capital Market under the symbol POWW. Ammo operates an online firearms and outdoor gear marketplace called GunBroker.com. Ammo’s common stock is registered with the Commission pursuant to Section 12(b) of the Exchange Act. Ammo files periodic reports, including Forms 10-K and 10-Q, with the Commission pursuant to Section 13(a) of the Exchange Act and related rules thereunder.

Other Relevant Persons

7. Christopher D. Larson co-founded Ammo in 2016 and separated from the company in November 2022. Larson was a Certified Public Accountant (“CPA”) licensed in Minnesota until his license was revoked in July 2021. On June 1, 2020, in settlement of a civil action brought by the Commission unrelated to Ammo, Larson was enjoined from violating the antifraud provisions of the federal securities laws and prohibited from acting as an officer or director of a public company for a period of five years. See Partial Final Consent Judgment, SEC v. Zouvas, Case No. CV-17-00427-PHX-SPL (D. Ariz. June 1, 2020), adopting as an order of the court, Consent of Defendant Christopher D. Larson to Final Judgment, Zouvas, Case No. CV-17- 00427-PHX-SPL (Apr. 13, 2020). On June 3, 2020, the Commission suspended Larson from appearing or practicing before the Commission as an accountant, based on Larson’s settlement offer and the district court judgment, pursuant to Rule 102(e) of the Commission’s Rules of Practice.

8. Fred W. Wagenhals co-founded Ammo in 2016. He served as Ammo’s chief executive officer (“CEO”) and chairman of the board from 2016 until July 2023, and served as Ammo’s executive chairman from July 2023 to April 2025.

9. Robert D. Wiley, CPA, is a CPA licensed in the state of Arizona. From May 2018 through January 2019, Wiley was Ammo’s controller, and from January 2019 through September 20, 2024, when he resigned at the request of Ammo’s board of directors, Wiley served as Ammo’s chief financial officer (“CFO”).

Background

10. Shortly after the Commission sued Larson in April 2016 alleging that he perpetrated a fraudulent scheme while acting as an undisclosed executive officer of another company, Larson co-founded Ammo and began working under the title of Vice President of Finance.

3

11. Ammo was founded as a business that manufactured and sold ammunition. In April 2021, Ammo acquired GunBroker.com, an online firearms and outdoor gear marketplace.

12. In the summer of 2022, GunBroker.com’s former owner, dissatisfied with Ammo’s management, initiated a proxy contest to nominate an alternate slate of directors. As part of a settlement of the proxy contest, Ammo agreed to, among other things, Larson’s separation from Ammo in November 2022.

13. Ammo sold its manufacturing division in April 2025, leaving GunBroker.com’s online platform as Ammo’s only business line. In May 2025, GunBroker.com’s former owner took over as Ammo’s CEO and chairman of the board. As such, Ammo is now operating under new senior management that is different from those responsible for the conduct leading to the violations described herein.

Ammo’s Failure to Disclose Larson’s Employment and Role at Ammo

14. Larson worked as a senior executive at Ammo from its inception until he separated from Ammo in November 2022. For example, Larson shared an office suite with Wagenhals and the two were in almost daily contact. Larson also had frequent communications with Wiley and others concerning Ammo’s business. Larson’s day-to-day activities at Ammo included, for example, working to raise money in the capital markets, leading Ammo’s mergers and acquisitions activity, leading Ammo’s investor relations activities, securing critical components for Ammo’s manufacturing operations, and leading improvements to Ammo’s credit card processing capabilities.

15. Larson received more total compensation than any named executive officer of Ammo besides Wagenhals in fiscal years 2021 and 2022, and, in part due to a large separation payment, Larson received more total compensation than any other Ammo executive officer in fiscal year 2023. Indeed, during his employment, Ammo’s organizational charts often depicted Larson as holding the second-highest ranking position at Ammo. Moreover, the public documents for Ammo’s largest transaction in its history—its acquisition of GunBroker.com—listed Larson as among one of four “Key Employees” whose knowledge was imputed to the company.

16. Item 401 of Regulation S-K requires companies that file periodic reports with the Commission to disclose their executive officers and to disclose, among other things, certain legal proceedings from the last ten years “that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant.” 17 C.F.R. § 229.401(b), (f). The legal proceedings listed include proceedings alleging a violation of securities law and resulting in a judgment. See id. § 229.401(f)(7).

17. Nevertheless, Ammo kept Larson’s role as an executive officer, and therefore his disciplinary history, compensation, and holdings of Ammo shares, hidden from investors. During the Relevant Period, Wagenhals and Wiley signed Ammo’s annual reports on Forms 10-K, which listed themselves as named executive officers and disclosed that none of Ammo’s executive officers had in the past ten years been subject to any order limiting their “involvement in any type of business, securities or banking activities,” but excluded Larson and his disciplinary history, compensation, and holdings of Ammo shares.

4

18. Additionally, in its Form 10-K filed with the Commission on August 19, 2020, its proxy statement filed with the Commission on September 9, 2020, and its Form S-1 filed with the Commission on September 15, 2020, Ammo failed to disclose Larson’s role and compensation even though the filings purportedly disclosed all Ammo employees receiving more than $100,000 in annual cash compensation. Larson’s compensation exceeded this threshold for the applicable period. Larson was also not listed as an executive officer of Ammo in any of the subsequent proxy statements filed during the Relevant Period.

19. In furtherance of the scheme to hide Larson’s role at Ammo, Wagenhals and Wiley repeatedly made false representations to Ammo’s external auditors that Larson was not employed at the company and would not return to the company as an employee. Wiley also engaged in other deceptive acts to conceal Larson’s employment and role at Ammo from Ammo’s auditors.

20. Because Larson acted as an undisclosed executive officer during the Relevant Period, had been enjoined from violating the antifraud provisions of the federal securities laws and prohibited from acting as an officer or director of a public company for a period of five years, and suspended from appearing or practicing before the Commission as an accountant, Ammo’s Forms 10-K stating that none of Ammo’s executive officers had in the past ten years been subject to any order limiting their “involvement in any type of business, securities or banking activities” were false and materially misleading. Further, Ammo’s omissions regarding Larson’s role, compensation, disciplinary history, and holdings of Ammo shares in its public filings with the Commission rendered the statements made (listing other executive officers) incomplete and therefore materially misleading.

21. In its May 2025 Restatement, which amended Ammo’s Forms 10-K for fiscal years 2022 and 2023, Ammo identified Larson as an executive officer of Ammo holding the title of “Vice President of Finance.”

Undisclosed Related-Party Transactions Involving Larson

22. Item 404 of Regulation S-K requires companies that file periodic reports with the Commission to disclose past or proposed future transactions exceeding $120,000 with related persons if the company is a participant and the related person has a direct or indirect material interest. See 17 C.F.R. § 229.404(a). Related persons include, among others, any director or executive officer of the registrant, and any immediate family member of the director or executive officer of the registrant, including spouses and siblings. See id. In addition, under generally accepted accounting principles (“GAAP”), an entity’s financial statements must contain disclosures of material related-party transactions. See Accounting Standard Codification (“ASC”) 850-10-50-1, Related Party Disclosures, General.

5

23. Ammo, while disclosing other related-party transactions, failed to disclose two related-party transactions involving Larson in its Forms 10-K, annual proxy statements, and certain Forms 10-Q during the Relevant Period.

24. In late 2020, Ammo hired a construction company (“Company A”) that was owned and managed by Larson’s brother to build a new $25 million manufacturing facility for Ammo. The contract retaining Company A was a related-party transaction. Wagenhals and Wiley both knew that Larson’s brother owned and managed Company A. Ammo selected Company A based on Larson’s recommendation, and without securing bids from other general contractors to construct a new manufacturing facility. Ammo made payments to Company A exceeding $1.4 million in each quarter from the second quarter of fiscal year 2022 through the third quarter of fiscal year 2023.

25. Moreover, Wiley misled Ammo’s auditor regarding the transaction with Company A. In February 2022, as part of its related-party audit procedures, Ammo’s auditor specifically asked Wiley to confirm that the $25 million construction contract with Company A was a “separate party” from Chris Larson. In response, Wiley stated that Company A “is a separate party from Chris Larson” without disclosing that Company A was owned by Larson’s brother. Wiley’s response, in the context of the question, was misleading because it implied falsely that the $25 million construction contract had no connection to Larson, and served to conceal Larson’s role at Ammo.

26. In early 2021, Larson negotiated an agreement between Ammo and an investor relations firm (“Company B”). The agreement required Ammo to make an upfront payment to Company B in the form of registered (i.e., free-trading) shares of Ammo common stock. Larson told Wiley that because Ammo was not permitted to issue such shares to an entity, Larson would direct his wife to transfer 200,000 shares of her Ammo stock to Company B or its designee, and then Ammo would later reimburse Larson for the 200,000 shares. Larson’s wife then transferred 200,000 Ammo shares, then valued at approximately $770,000, to Company B.

27. Instead of having Ammo reimburse Larson’s wife directly, however, Larson arranged for the creation of a shell company called RW Cabo, LLC (“RW Cabo”) to take the shares. Ammo subsequently filed a Form S-3 registration statement, signed by Wiley, assigning 200,000 Ammo shares to RW Cabo, therefore masking the connection to Larson. The payments by Larson’s wife on behalf of Ammo to Company B and the reimbursement by Ammo to a shell company created by Larson were related-party transactions.

28. Wiley’s email communications reflect that he knew the shares were repaid to Larson’s shell entity, but he took no action to disclose the related-party transactions with Larson’s wife and RW Cabo (a/k/a Larson), and Wiley did not consult with Ammo’s auditor about them.

29. Ammo’s omissions regarding the related-party transactions with Larson rendered the statements made in Ammo’s Forms 10-K, certain Forms 10-Q, and annual proxy statements during the Relevant Period (listing other related-party transactions) incomplete and therefore materially misleading.

30. In its May 2025 Restatement, which amended Ammo’s Forms 10-K for fiscal years 2022 and 2023, Ammo disclosed the related party transactions with Company A and Company B.

6

Additional Financial Statement Misstatements

31. Ammo materially misstated its financial statements for fiscal years 2021 through 2023 due to improper accounting concerning (1) equity issuance costs, and (2) stock compensation expense (employee compensation and goods/services paid for with Ammo stock in lieu of cash).

Equity Issuance Costs - Improper Capitalization of Investor Relations Expenses

32. During its 2021 and 2022 fiscal years, Ammo improperly capitalized as a reduction to equity amounts paid to two investor relations firms, Company B (described above) and Company C. As reflected in Ammo’s May 2025 Restatement, under GAAP, expenses are generally recognized as they are incurred. Accordingly, general investor relations services cannot be capitalized but must instead be treated as an expense deducted from income.

33. Wiley determined that Ammo would capitalize the Company B costs based on Larson’s representation that the services provided by Company B directly related to Ammo’s Series A preferred stock offering that closed in May 2021, rather than general investor relations services. This was false as Company B did not perform any work related to that securities offering.

34. To support the accounting treatment, Wiley sent Ammo’s auditor invoices from Company B. However, before Wiley sent them, Larson caused Company B to “change the description on [its] invoices” to add a reference to the preferred stock offering when such a reference had not initially been included.

35. Ammo also improperly capitalized costs for investor relations services purportedly provided by Company C. Wiley based the accounting treatment on an unexecuted service agreement, dated April 1, 2021, provided by Larson, with no supporting documentation showing that any services directly attributable to a securities offering were, in fact, performed by Company C. Company C did not perform any services related to an Ammo securities offering.

36. As a result of its improper capitalization of investor relations costs, Ammo understated its general and administrative expenses by approximately $1 million in fiscal year 2021 and approximately $5.8 million in fiscal year 2022.

37. As part of its May 2025 Restatement, Ammo re-classified the amounts paid to both Company B and Company C and treated them as expenses deducted from income.

7

Failure to Follow Accounting Policy Resulting in Understated Stock Compensation Expense

38. In Forms 10-K filed for fiscal years 2021 through 2023, Ammo stated that it measured stock compensation expense based on “the closing fair market value of our Common Stock on the date of grant.” (emphasis added). However, Wiley did not follow Ammo’s disclosed policy for computing its stock compensation expense for those fiscal years. Rather, Wiley calculated Ammo’s stock compensation expense by reference to prices associated with various common stock and restricted stock transactions occurring within those fiscal years or by using other valuation methods, which caused Ammo’s stock compensation expense to be based on share prices that were often significantly discounted from the applicable closing market price on the grant dates.

39. As a result of Ammo’s failure to follow its disclosed accounting policy for stock compensation expense, it understated its employee salaries and general and administrative expenses by approximately $4.2 million in fiscal year 2021; approximately $1.4 million in fiscal year 2022; and approximately $4.1 million in fiscal year 2023.

40. In its May 2025 Restatement, Ammo corrected its financial statements to account for its stock compensation expenses consistent with its disclosed policy – i.e., based on Ammo’s closing stock price on the dates of grant.

41. Ammo’s improper capitalization of investor relations costs and miscalculation of stock compensation expense caused Ammo to materially understate its fiscal year 2021 and 2023 net losses by approximately 66.5% and 90.1%, respectively, and to overstate its fiscal 2022 net income by approximately 21.6%. These materially misstated figures were included in Ammo’s Forms 10-K, and corresponding earnings releases filed on Forms 8-K, for the respective periods.

False and Misleading Statements Concerning Adjusted EBITDA

42. Ammo historically reported adjusted EBITDA, a non-GAAP performance metric, in its Forms 10-K and Forms 10-Q filed with the Commission. In its filings, Ammo calculated adjusted EBITDA by excluding the impact of various items, including certain non-cash expenses and receipts/payments that are not components of Ammo’s core operations.

43. During the Relevant Period, Ammo charged and collected from customers an 11% federal excise tax on its sales of ammunition. Ammo then paid applicable excise taxes to the federal government. In its financial statements, Ammo included the amounts collected for federal excise tax in its sales revenue and its cost of goods sold. As such, excise taxes had no effect on Ammo’s net income and were effectively a pass-through cost. Historically, Ammo had not included an adjustment related to the excise taxes paid by Ammo in its adjusted EBITDA calculation.

44. In August 2020, Ammo announced that it expected to report in the second quarter of its fiscal year 2021, for the first time in its history, positive adjusted EBITDA. But when the books were closed for the quarter, the numbers showed Ammo’s adjusted EBITDA would still be negative.

45. Thereafter, following a discussion with Larson about adding excise taxes to Ammo’s adjusted EBITDA calculation, Wiley changed Ammo’s calculation of adjusted EBITDA to add back the federal excise taxes Ammo paid. As a result, Ammo’s adjusted EBITDA changed from a $438,750 loss to a $425,820 profit, a swing of $864,570.

8

46. On November 16, 2020, Ammo issued a press release, which Wiley reviewed and approved, in which Wagenhals stated:

We continue to make further progress with the manufacturing capabilities, infrastructure and capacity improvements deployed in fiscal year 2020 and 2021. As a result, we achieved our first ever quarter of adjusted EBITDA profitability during the second quarter.

47. Ammo’s press release did not disclose the company’s change to its adjusted EBITDA calculation.

48. Ammo’s press release was false and misleading because it was the changed calculation that resulted in positive adjusted EBITDA rather than the reasons listed in the press release.

Inadequate Internal Accounting Controls

49. Throughout the Relevant Period, Ammo had inadequate internal accounting controls.

50. For example, as set forth in Ammo’s May 2025 Restatement, Ammo did not maintain, among other things: (1) “a sufficient complement of qualified personnel within the accounting and financial reporting function, including reliance on unqualified personnel, with an appropriate level of technical expertise to provide for sufficient oversight, accountability and monitoring over the performance of control activities;” (2) “controls over the effective review of the models, assumptions and data used in developing estimates or changes made to models, assumptions and data to ensure the appropriate application of GAAP;” (3) sufficient “governance to monitor compliance with the Company’s Code of Conduct to identify, evaluate, and report potential fraud as well as related director and management behavior;” (4) “controls over the identification and disclosure of related-party transactions and executive compensation;” and (5) “controls over period-end financial reporting, including tie-out and review of supporting documentation.”

51. These material control weaknesses contributed to Ammo’s (1) failure to report Larson as an executive officer; (2) failure to report related-party transactions involving Larson; and (3) material misstatements of financial statement information due to the accounting issues discussed herein.

9

Violations

52. As a result of the conduct described above, Ammo violated Sections 17(a)(1) and (3) of the Securities Act, which prohibit, among other things, fraudulent schemes and practices in the offer or sale of securities, and Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, which prohibit fraud, including making any untrue statement of material fact or omitting to state a material fact necessary to make the statements made, in the light of the circumstances under which they are made, not misleading, in connection with the purchase or sale of securities.

53. As a result of the conduct described above, Ammo violated Section 13(a) of the Exchange Act, and Rules 12b-20, 13a-1, 13a-11, and 13a-13 thereunder, which require issuers of securities registered pursuant to Section 12 of the Exchange Act to file periodic and other reports with the Commission, including annual (Form 10-K), quarterly (Form 10-Q), and current (Form 8- K) reports, and mandate that such reports contain any material information necessary to make the required statements made in the report not misleading.

54. As a result of the conduct described above, Ammo violated Section 13(b)(2)(A) of the Exchange Act, which requires issuers of securities registered pursuant to Section 12 of the Exchange Act to make and keep books, records, and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of their assets.

55. As a result of the conduct described above, Ammo violated Section 13(b)(2)(B) of the Exchange Act, which requires issuers of securities registered pursuant to Section 12 of the Exchange Act to devise and maintain a system of internal accounting controls sufficient to, among other things, provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP.

56. Finally, as a result of the conduct described above, Ammo violated Section 14(a) of the Exchange Act and Rules 14a-3 and 14a-9 thereunder. Section 14(a) of the Exchange Act makes it unlawful to solicit any proxy with respect to any security (other than an exempted security) registered pursuant to Section 12 of the Exchange Act in contravention of such rules and regulations as the Commission may prescribe. Rule 14a-3 prohibits issuers from soliciting proxies without furnishing proxy statements containing the information specified by Schedule 14A (Rule 14a-101), including information required by Items 401 and 404(a) of Regulation S-K. Rule 14a-9 prohibits the use of proxy statements containing materially false or misleading statements or materially misleading omissions.

Ammo’s Remediation Efforts

57. Ammo has undertaken remedial measures, including conducting an internal investigation, hiring an accounting advisory firm to assist with its restatement, and hiring a compliance consultant (“Compliance Consultant”) to assist with its remediation of material weaknesses in internal control over financial reporting, which is ongoing. To date, Ammo also has: (1) replaced members of senior management, including its CEO and CFO; (2) increased its accounting staff, including hiring a vice president of accounting and external reporting and engaging a full-time GAAP accounting consultant; (3) addressed the problems that led to misstated stock compensation expenses; (4) increased its training for accounting staff, including on the subject of proper expense capitalization; (5) amended its accounting policies and procedures related to journal entries, invoice approval, account reconciliations, and variance thresholds; (6) created a new process for identifying and disclosing related-party transactions; and (7) established a formal disclosure committee that includes key members of management.

58. In determining to accept the Offer, the Commission considered remedial acts undertaken by Respondent.

10

Undertakings

59. Prior to this action, Respondent engaged the Compliance Consultant to conduct a comprehensive review of and assist with Respondent’s remediation of material weaknesses in internal control over financial reporting, which is ongoing. As part of the remedial measures already in progress, and given the nature and scope of the Commission’s claims, Respondent has undertaken to:

a. Within two years from the issuance of this Order, adopt and implement all of the Compliance Consultant’s recommendations. Respondent shall also direct the Compliance Consultant to, no later than 120 days thereafter, in its professional judgment, conduct such review as it deems appropriate to verify that Respondent has appropriately implemented the Compliance Consultant’s recommendations necessary to remediate material weaknesses in internal control over financial reporting; and

b. Cooperate fully with the Compliance Consultant and provide the Compliance Consultant with access to such files, books, records, and personnel as are reasonably requested by the Compliance Consultant for review.

60. Respondent shall certify, in writing, compliance with the undertakings set forth above. The certification shall identify the undertakings, provide written evidence of compliance in the form of a narrative, and be supported by exhibits sufficient to demonstrate compliance. The Commission staff may make reasonable requests for further evidence of compliance, and Respondent agrees to provide such evidence. Unless otherwise directed by the Commission staff, all reports, certifications, and other documents required to be provided to the Commission staff pursuant to this Order shall be sent to Ian S. Karpel, Assistant Director, Denver Regional Office, 1961 Stout Street, Suite 1700, Denver, CO 80294,with a copy to the Office of Chief Counsel of the Enforcement Division, no later than sixty (60) days from the date of the completion of the undertakings.

61. For good cause shown, the Commission staff may extend any of the procedural dates relating to the undertakings, or permit the Respondent to retain, at its own expense, another Compliance Consultant not unacceptable to the staff of the Commission. Deadlines for procedural dates shall be counted in calendar days, except that if the last day falls on a weekend or federal holiday, the next business day shall be considered the last day.

62. The reports by the Compliance Consultant will likely include confidential financial, proprietary, competitive business, or commercial information. Public disclosure of the reports could discourage cooperation, impede pending or potential government investigations, or undermine the objectives of the reporting requirement. For these reasons, among others, the reports and the contents thereof are intended to remain and shall remain non-public, except (1) pursuant to court order, (2) as agreed to by the parties in writing, (3) to the extent that the Commission determines in its sole discretion that disclosure would be in furtherance of the Commission’s discharge of its duties and responsibilities, or (4) as otherwise required by law.

IV.

In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Respondent Ammo’s Offer.

Accordingly, pursuant Section 8A of the Securities Act and 21C of the Exchange Act, it is hereby ORDERED that:

A. Respondent Ammo cease and desist from committing or causing any violations and any future violations of Sections 17(a)(1) and (3) of the Securities Act and Sections 10(b), 13(a), 13(b)(2)(A), 13(b)(2)(B), and 14(a) of the Exchange Act and Rules 10b-5, 12b-20, 13a-1, 13a-11, 13a-13, 14a-3, and 14a-9 promulgated thereunder.

B. Respondent shall comply with the undertakings enumerated in Paragraphs 59 through 62 above.

By the Commission.

Vanessa A. Countryman
Secretary

11